Exhibit 10.2

MODIFICATION NO. 1 TO LOAN AND SECURITY AGREEMENT

This Modification No. 1 to Loan and Security Agreement (“Modification”) is entered into as of August 23, 2011 (the “Effective Date”), by and between Partners for Growth III, L.P., a Delaware limited partnership with its principal place of business at 150 Pacific Avenue, San Francisco, California 94111 (“PFG”) and Cardiovascular Systems, Inc., a Delaware corporation with its principal place of business at 651 Campus Drive, St. Paul, MN 55112 (“Borrower”).

WHEREAS, PFG and Borrower entered into that certain Loan and Security Agreement dated as of April 14, 2010 (the “Loan Agreement”) and certain other Security Documents (as defined below), pursuant to which Borrower has borrowed and PFG has loaned pursuant to Convertible Promissory Notes up to $4,000,000 at any one time outstanding;

WHEREAS, the parties have determined to extend the Credit Limit from $4,000,000 to $5,000,000;

NOW THEREFORE, the parties hereby agree as follows:

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Borrower is indebted to PFG for Obligations pursuant to the Loan Documents. The Loan Agreement provides for the issuance of up to $4,000,000 in Notes to PFG from time to time, of which $4,000,000 in Notes are issued and outstanding on the date of this Modification. Defined terms used but not otherwise defined herein shall have the same meanings set forth in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement and an Intellectual Property Security Agreement of even date therewith. The above-described security documents, together with all other documents securing repayment of the Obligations, shall be referred to herein as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations are referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGES IN TERMS.

(a) Modification(s) to Existing Loan Documents.

(1) The “Credit Limit” stated in Section 1 of the Schedule to the Loan Agreement is increased with effect from the Effective Date to “$5,000,000”.

(2) For purposes of the additional $1,000,000 credit being provided by this Modification, such $1,000,000 shall be deemed to have been extended during the Availability Period, such that, if PFG were to have converted (optionally or through Mandatory Conversion) all Notes outstanding on the date prior to this Modification into Conversion Stock, Borrower would on the Effective Date, subject to the conditions specified in the Loan Agreement, be entitled to issue up to $5,000,000 in new Notes to PFG.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE AND EXPENSES. Borrower shall pay to PFG all of PFG’s reasonable and documented out-of-pocket costs and expenses in connection with this Modification.

6. BORROWERS’ REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Modification (i) the representations and warranties contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Existing Loan Documents, as amended by this Modification;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to PFG remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this Modification and the performance by Borrower of its obligations under the Existing Loan Documents, as amended by this Modification, have been duly authorized by all necessary corporate action on the part of Borrower;

(e) this Modification has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with the terms of this Modification, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;

(f) as of the date hereof, Borrower has no defenses against its obligation to repay the Obligations and it has no claims of any kind against PFG. Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with such Borrower in connection with this Modification and in connection with the Existing Loan Documents;

(g) the Security Documents relating to Intellectual Property either disclose an accurate, complete and current listing of all Collateral that consists of Intellectual Property or Borrower has included revised and updated Intellectual Property schedules as part of an update to the Representations required in Section 8 of this Modification; and

(h) as of the date hereof, Borrower ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Representations dated as of August 8, 2011, and as of the date Borrower makes a request to issue a Note on or after the date hereof, Borrower shall ratify, confirm and reaffirm, all and singular, the terms and disclosures contained in the Representations dated as of August 8, 2011, and shall acknowledge, confirm and agree that the disclosures and information Borrower provided to PFG in Part A—Sections 1-6 (except as further noted in this sentence) and Part B—Sections 11, 12 and 13 of the Representations shall not have changed as of the date of such borrowing request, and all other Sections of the Representations, including Part A Section 3(d),(e) (g) and (i) shall have not changed as of such borrowing request in any material respect or, if the Representations require additional disclosure in order to be true, accurate and complete as of the date hereof, Borrower shall have provided the update to the Representations required in Section 8 hereof.

Borrower understands and acknowledges that PFG is entering into this Modification in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, PFG is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. PFG’s agreement to modifications to the existing Obligations in no way shall obligate PFG to make any future consents, waivers or modifications to the Obligations. Nothing in this Modification shall constitute a satisfaction of the Obligations or a waiver of any default under the Existing Loan Documents. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Modification is conditioned upon each of:

(a) Execution and Delivery. Borrower shall have duly executed and delivered to PFG on or before August 23, 2011, a counterpart of this Modification.

(b) Payment of PFG Expenses. Borrower shall have paid upon demand all PFG expenses (including all reasonable attorneys’ fees and expenses) incurred in connection with this Modification in accordance with Section 5 hereof.

(c) Updates to Borrower Information. On or prior to the date of any request for borrowing on or after the date hereof, Borrower shall have certified its compliance with Section 6(h), or, if required to render Part A—Sections 1-6 (except Section 3(d),(e) (g) and (i)) and Part B—Section 11 of the Representations identified in Section 7(i) hereof true, correct, accurate and complete as of the date hereof, and all other Sections of the Representations, including Part A Section 3(d),(e) (g) and (i) true, correct, accurate and complete in all material respects as of the date of such borrowing request, shall have delivered to PFG true and current information and versions of such documents.

(d) Constitutional and Authority Documents. PFG shall have received copies, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof, of each of (i) to the extent the same may have been modified or superseded or are no longer accurate since the date of the Loan Agreement, the governing documents of Borrower as in effect on the date hereof, (ii) resolutions of Borrower authorizing the execution and delivery of this Modification, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower.

(e) No Default under Senior Debt Documents. There shall be no default under the Senior Debt Documents that has not been cured or waived.

(f) SVB Subordination. PFG and the Senior Lender shall have entered into an amendment to their existing Subordination Agreement reflecting the increased Credit Limit.

(g) Note; Opinion; Compliance Certificate. To the extent Borrower elects to issue a new Note to PFG based on the new Credit Limit, Borrower shall have authorized, executed and delivered to PFG: (i) a Note reflecting such new borrowing, (ii) a Compliance Certificate showing Borrower’s compliance with the terms and conditions of the Loan Agreement and that no Default has occurred and is continuing thereunder, and (iii) an opinion of counsel in agreed form as required under Section 1(e) of the Schedule to the Loan Agreement.

9. FURTHER ASSURANCES. Borrower agrees to execute such further documents and instruments and to take such further actions as PFG may request in its good faith business judgment to carry out the purposes and intent of this Modification.

10. INTEGRATION; CONSTRUCTION. This Modification and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Modification; provided, however, that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Modification. This Modification is subject to the General Provisions of Section 8 of the Loan Agreement.

11. GOVERNING LAW; VENUE. THIS MODIFICATION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and PFG submit to the exclusive jurisdiction of the State and Federal courts in San Francisco County, California, in connection with any proceeding or dispute arising in connection herewith.

This Modification is executed as of the date first written above.

[Signature Page Follows]

Borrower:		PFG:

Cardiovascular Systems, Inc.		PARTNERS FOR GROWTH III, L.P.

By	/s/ Laurence L. Betterley	By	/s/ Lorraine Nield
	Chief Financial Officer	Name: Lorraine Nield

By	/s/ James E. Flaherty	Title: Manager, Partners for Growth III, LLC
	Secretary or Ass’t Secretary		Its General Partner

Signature Page Modification No. 1 to Loan and Security Agreement